Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-293159) on Form S-3 of our report dated February 27, 2026, with respect to the consolidated financial statements of nLIGHT, Inc. and the effectiveness of internal control over financial reporting.

                            /s/ KPMG LLP

Portland, Oregon
February 27, 2026